- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                                                                      EXHIBIT 4

                        TERRA INDUSTRIES INC., AS ISSUER

                                      AND

                     NATIONSBANK OF TEXAS, N.A., AS TRUSTEE

                             ---------------------

                                   INDENTURE

                       DATED AS OF                , 1994

                             ---------------------

                     LIQUID YIELD OPTION(TM) NOTES DUE 2009
                            (ZERO COUPON -- SENIOR)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                  (TM) TRADEMARK OF MERRILL LYNCH & CO., INC.

                               TABLE OF CONTENTS

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

                                                                                           PAGE
                                                                                           ----
                                    RECITALS OF THE COMPANY
                                           ARTICLE 1
                          DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01.     Definitions............................................................
SECTION 1.02.     Other Definitions......................................................
SECTION 1.03.     Incorporation by Reference of TIA......................................
SECTION 1.04.     Rules of Construction..................................................
                                           ARTICLE 2
                                        THE SECURITIES
SECTION 2.01.     Form and Dating; Depositary Arrangements...............................
SECTION 2.02.     Execution and Authentication...........................................
SECTION 2.03.     Registrar, Paying Agent and Conversion Agent...........................
SECTION 2.04.     Paying Agent To Hold Money and Securities in Trust.....................
SECTION 2.05.     Securityholder Lists...................................................
SECTION 2.06.     Transfer and Exchange..................................................
SECTION 2.07.     Replacement Securities.................................................
SECTION 2.08.     Outstanding Securities; Determinations of Holders' Action..............
SECTION 2.09.     Temporary Securities...................................................
SECTION 2.10.     Cancellation...........................................................
SECTION 2.11.     Persons Deemed Owners..................................................
SECTION 2.12.     Acts of Holders........................................................
                                           ARTICLE 3
                                   REDEMPTION AND PURCHASES
SECTION 3.01.     Right to Redeem; Notices to Trustee....................................
SECTION 3.02.     Selection of Securities to Be Redeemed.................................
SECTION 3.03.     Notice of Redemption...................................................
SECTION 3.04.     Effect of Notice of Redemption.........................................
SECTION 3.05.     Deposit of Redemption Price............................................
SECTION 3.06.     Securities Redeemed in Part............................................
SECTION 3.07.     Conversion Arrangement on Call for Redemption..........................
SECTION 3.08.     Purchase of Securities at the Option of the Holder.....................
                  Purchase of Securities at Option of the Holder Upon Change in
SECTION 3.09.     Control................................................................
SECTION 3.10.     Effect of Purchase Notice or Change in Control Purchase Notice.........
SECTION 3.11.     Deposit of Purchase Price or Change in Control Purchase Price..........
SECTION 3.12.     Securities Purchased in Part...........................................
SECTION 3.13.     Covenant to Comply With Securities Laws Upon Purchase of Securities....
SECTION 3.14.     Repayment to the Company...............................................

                                                                                           PAGE
                                                                                           ----
                                           ARTICLE 4
                                           COVENANTS
SECTION 4.01.     Payment of Securities..................................................
SECTION 4.02.     SEC Reports............................................................
SECTION 4.03.     Compliance Certificate; Notice of Defaults.............................
SECTION 4.04.     Further Instruments and Acts...........................................
SECTION 4.05.     Maintenance of Office or Agency........................................
                                           ARTICLE 5
                                     SUCCESSOR CORPORATION
SECTION 5.01.     When Company May Merge or Transfer Assets..............................
                                           ARTICLE 6
                                     DEFAULTS AND REMEDIES
SECTION 6.01.     Events of Default......................................................
SECTION 6.02.     Acceleration...........................................................
SECTION 6.03.     Other Remedies.........................................................
SECTION 6.04.     Waiver of Past Defaults................................................
SECTION 6.05.     Control by Majority....................................................
SECTION 6.06.     Limitation on Suits....................................................
SECTION 6.07.     Rights of Holders to Receive Payment...................................
SECTION 6.08.     Collection Suit by Trustee.............................................
SECTION 6.09.     Trustee May File Proofs of Claim.......................................
SECTION 6.10.     Priorities.............................................................
SECTION 6.11.     Undertaking for Costs..................................................
SECTION 6.12.     Waiver of Stay, Extension or Usury Laws................................
SECTION 6.13.     Restoration of Rights and Remedies.....................................
SECTION 6.14.     Delay or Omission Not Waiver...........................................
                                           ARTICLE 7
                                            TRUSTEE
SECTION 7.01.     Duties of Trustee......................................................
SECTION 7.02.     Rights of Trustee......................................................
SECTION 7.03.     Individual Rights of Trustee...........................................
SECTION 7.04.     Trustee's Disclaimer...................................................
SECTION 7.05.     Notice of Defaults.....................................................
SECTION 7.06.     Reports by Trustee to Holders..........................................
SECTION 7.07.     Compensation and Indemnity.............................................
SECTION 7.08.     Replacement of Trustee.................................................
SECTION 7.09.     Successor Trustee by Merger............................................
SECTION 7.10.     Eligibility; Disqualification..........................................
SECTION 7.11.     Preferential Collection of Claims Against Company......................

                                                                                           PAGE
                                                                                           ----
                                           ARTICLE 8
                                    DISCHARGE OF INDENTURE
SECTION 8.01.     Discharge of Liability on Securities...................................
SECTION 8.02.     Repayment to the Company...............................................
                                           ARTICLE 9
                                          AMENDMENTS
SECTION 9.01.     Without Consent of Holders.............................................
SECTION 9.02.     With Consent of Holders................................................
SECTION 9.03.     Compliance with Trust Indenture Act....................................
SECTION 9.04.     Revocation and Effect of Consents, Waivers and Actions.................
SECTION 9.05.     Notation on or Exchange of Securities..................................
SECTION 9.06.     Trustee to Sign Supplemental Indentures................................
SECTION 9.07.     Effect of Supplemental Indentures......................................
                                          ARTICLE 10
                                          CONVERSION
SECTION 10.01.    Conversion Privilege...................................................
SECTION 10.02.    Conversion Procedure...................................................
SECTION 10.03.    Fractional Shares......................................................
SECTION 10.04.    Taxes on Conversion....................................................
SECTION 10.05.    Company to Provide Stock...............................................
SECTION 10.06.    Adjustment for Change in Capital Stock.................................
SECTION 10.07.    Adjustment for Rights Issue............................................
SECTION 10.08.    Adjustment for Other Distributions.....................................
SECTION 10.09.    When Adjustment May Be Deferred........................................
SECTION 10.10.    When No Adjustment Required............................................
SECTION 10.11.    Notice of Adjustment...................................................
SECTION 10.12.    Voluntary Increase.....................................................
SECTION 10.13.    Notice of Certain Transactions.........................................
SECTION 10.14.    Reorganization of Company; Special Distributions.......................
SECTION 10.15.    Company Determination Final............................................
SECTION 10.16.    Trustee's Adjustment Disclaimer........................................
SECTION 10.17.    Simultaneous Adjustments...............................................
SECTION 10.18.    Successive Adjustments.................................................

                                                                                           PAGE
                                                                                           ----
                                          ARTICLE 11
                                         MISCELLANEOUS
SECTION 11.01.    TIA Controls...........................................................
SECTION 11.02.    Notices................................................................
SECTION 11.03.    Communication by Holders with Other Holders............................
SECTION 11.04.    Certificate and Opinion as to Conditions Precedent.....................
SECTION 11.05.    Statements Required in Certificate or Opinion..........................
SECTION 11.06.    Separability Clause....................................................
SECTION 11.07.    Rules By Trustee, Paying Agent, Conversion Agent and Registrar.........
SECTION 11.08.    Legal Holiday..........................................................
SECTION 11.09.    GOVERNING LAW..........................................................
SECTION 11.10.    No Recourse Against Others.............................................
SECTION 11.11.    Successors.............................................................
SECTION 11.12.    Benefits of Indenture..................................................
SECTION 11.13.    Multiple Originals.....................................................

EXHIBIT A -- Form of LYON

                             CROSS-REFERENCE TABLE*

  TIA                                                                               INDENTURE
SECTION                                                                              SECTION
- -------                                                                             ---------
 310(a)(1).......................................................................      7.10
    (a)(2).......................................................................      7.10
    (a)(3).......................................................................      N.A.
    (a)(4).......................................................................      N.A.
    (a)(5).......................................................................      7.10
    (b)..........................................................................   7.08; 7.10
    (c)..........................................................................      N.A.
 311(a)..........................................................................      7.11
    (b)..........................................................................      7.11
    (c)..........................................................................      N.A.
 312(a)..........................................................................      2.05
    (b)..........................................................................     11.03
    (c)..........................................................................     11.03
 313(a)..........................................................................      7.06
    (b)..........................................................................      7.06
    (c)..........................................................................     11.02
    (d)..........................................................................      7.06
 314(a)..........................................................................  4.02; 11.02
    (b)..........................................................................      N.A.
    (c)(1).......................................................................     11.04
    (c)(2).......................................................................     11.04
    (c)(3).......................................................................      N.A.
    (d)..........................................................................      N.A.
    (e)..........................................................................     11.05
    (f)..........................................................................      4.04
 315(a)..........................................................................      7.01
    (b)..........................................................................  7.05; 11.02
    (c)..........................................................................      7.01
    (d)..........................................................................      7.01
    (e)..........................................................................      6.11
 316(a)(last sentence)...........................................................      2.08
    (a)(1)(A)....................................................................      6.05
    (a)(l)(B)....................................................................      6.04
    (a)(2).......................................................................      N.A.
    (b)..........................................................................      6.07
    (c)..........................................................................      N.A.
 317(a)(1).......................................................................      6.08
    (a)(2).......................................................................      6.09
    (b)..........................................................................      2.04
 318(a)..........................................................................     11.01
                                  N.A. means Not Applicable.

- ---------------
* Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

     INDENTURE, dated as of             , 1994, between TERRA INDUSTRIES INC., a
Maryland corporation ("Company"), and NATIONSBANK OF TEXAS, N.A., a corporation, as trustee (the "Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Liquid Yield Option(TM) Notes due 2009 (Zero Coupon -- Senior).

                            RECITALS OF THE COMPANY

     The Company has duly authorized the creation of an issue of the Securities, of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture;

     This Indenture is subject to, and shall be governed by, the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA; and

     All acts and things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid, binding and legal obligations of the Company, and to make this Indenture a valid agreement of the Company in accordance with its terms.

     NOW THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually convenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities as follows:

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01. Definitions.

     "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any specified person, means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Average Sale Price" means the average of the Sale Prices of the Common Stock for the shorter of

          (i) 30 consecutive Trading Days ending on the last full Trading Day prior to the Time of Determination with respect to the rights, options, warrants or distribution in respect of which the Average Sale Price is being calculated, or

          (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, options or warrants or
     (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or distribution in respect of which the Average Sale Price is being calculated, or

          (iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants, or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 10.06(4), 10.07 or
     10.08 and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants, or options or distribution in respect of which the Average Sale Price is being calculated.

- ---------------

(TM) Trademark of Merrill Lynch & Co., Inc.

     If the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 10.06(1), (2), (3) or (5) applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in the preceding sentence, "Average Sale Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Common Stock during such period.

     "Board of Directors" or "Board" means, with respect to any matter, either the board of directors of the Company or any committee of such board duly authorized, with respect to such matter, to exercise the powers of such board.

     "Business Day" means each day of the year on which banking institutions in The City of New York are not required or authorized to close.

     "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) capital stock issued by that corporation.

     "Cash" or "cash" means such coin or currency of The United States of America as at any time of payment is legal tender for the payment of public and private debts.

     "Common Stock" means the Common Shares, without par value, of the Company as it exists on the date of this Indenture or any other shares of capital stock of the Company into which such common shares shall be reclassified or changed.

     "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor person replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor person. To the extent necessary to comply with the requirements of the provisions of TIA Sections 310 through 317 as they are applicable to the Company, the term "Company" shall include any other obligor with respect to the Securities for purposes of complying with such provisions.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or any Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Consolidated Subsidiary" means, at any date, any Subsidiary the accounts of which are consolidated with those of the Company as of such date for public financial reporting purposes.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Ex-Dividend Time" means the time immediately prior to the commencement of "ex-dividend" trading on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted for any rights, options, warrants or other distributions distributed to holders of the Common Stock as set forth in Section 10.07 or 10.08.

     "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

     "Indenture" means this Indenture as amended or supplemented from time to time in accordance with the terms hereof.

     "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

     "Issue Price" of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is sold as set forth on the face of the Security.

     "Mortgage" means any mortgage, pledge, lien, deed of trust, security interest or other similar encumbrance.

     "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or Assistant Secretary of the Company.

     "Officers' Certificate" means a written certificate containing the information specified in Sections 11.04 and 11.05, signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion containing the information specified in Sections 11.04 and 11.05, if applicable, rendered by legal counsel who may be (i) an employee of, or counsel to, the Company or (ii) other counsel designated by the Company and reasonably acceptable to the Trustee.

     "Original Issue Discount" of any Security means the difference between the Issue Price and the Principal Amount of the Security as set forth on the face of the Security.

     "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Principal" or "Principal Amount" of a Security means the principal amount due at the Stated Maturity of the Security as set forth on the face of the Security.

     "Redemption Date" or "redemption date" shall mean the date specified for redemption of any of the Securities in accordance with the terms of the Securities and this Indenture.

     "Redemption Price" or "redemption price" shall have the meaning set forth in paragraph 5 of the Securities.

     "Sale Price" of a single share of Common Stock on any date means the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional stock exchange, as reported by the National Association of Securities Dealers Automated Quotation System. In the absence of one or more of such quotations, the Company shall be entitled to determine the "Sale Price" on the basis of such quotations as it deems appropriate.

     "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture the SEC is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Securities" means any of the Company's Liquid Yield Option(TM) Notes due 2009 (Zero Coupon -- Senior), as amended or supplemented from time to time in accordance with the terms hereof, issued under this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securityholder" or "Holder" means a person in whose name a Security is registered on the Registrar's books.

     "Stated Maturity," when used with respect to any Security, means the date specified in such Security as the fixed date on which the Principal of such Security is due and payable.

     "Subsidiary" means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company or a Subsidiary of the Company holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

     "TIA" means the Trust Indenture Act of 1939, as amended.

     "Time of Determination" means the time and date of the earlier of (i) the determination of shareholders entitled to receive rights, warrants, or options or a distribution, in each case, to which Sections 10.07 and 10.08 apply and
(ii) the Ex-Dividend Time.

     "Trading Day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal market on which the Common Stock is then traded.

     "Trust Officer," when used with respect to the Trustee, means any officer of the Trustee including any Vice President, any Assistant Vice President, any Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor person replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor person.

     SECTION 1.02. Other Definitions.

                                                                                          DEFINED IN
                TERM                                                                       SECTION
                -----                                                                     ----------
"Act" or "Act of the Holder"............................................................      2.12(a)
"Associate".............................................................................      3.09(a)
"Bankruptcy Law"........................................................................      6.01
"beneficial owner"......................................................................      3.09(a)
"Change in Control".....................................................................      3.09(a)
"Change in Control Purchase Date".......................................................      3.09(a)
"Change in Control Purchase Notice".....................................................      3.09(c)
"Change in Control Purchase Price"......................................................      3.09(a)
"Company Notice"........................................................................      3.08(e)
"Company Notice Date"...................................................................      3.08(e)
"Conversion Agent"......................................................................      2.03
"Conversion Date".......................................................................     10.02
"Conversion Rate".......................................................................     10.01
"Custodian".............................................................................      6.01
"Depositary Participants"...............................................................      2.01
"DTC"...................................................................................      2.01
"Event of Default"......................................................................      6.01
"Extraordinary Cash Dividend"...........................................................     10.08
"Legal Holiday".........................................................................     11.08
"Market Price"..........................................................................      3.08(d)
"Notice of Default".....................................................................     6.01,
                                                                                              7.05

                                                                                          DEFINED IN
                TERM                                                                       SECTION
                ----                                                                      ----------
"Over-allotment Option".................................................................      2.02
"Paying Agent"..........................................................................      2.03
"Permitted Holder"......................................................................      3.09(a)
"Purchase Date".........................................................................      3.08(a)
"Purchase Notice".......................................................................      3.08(a)
"Purchase Price"........................................................................      3.08(a)
"Registrar".............................................................................      2.03

     SECTION 1.03. Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company.

     All other TIA terms used in this Indenture that are defined by the TIA or defined by TIA reference to another statute or regulation have the meanings assigned to them by such definitions.

     SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time in The United States of America;

          (3) "or" is not exclusive;

          (4) "including" means including, without limitation; and

          (5) words in the singular include the plural, and words in the plural include the singular.

                                   ARTICLE 2

                                 THE SECURITIES

     SECTION 2.01. Form and Dating; Depositary Arrangements. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A to this Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company and the Trustee). Each Security shall be dated the date of its authentication.

     Notwithstanding any provision in this Indenture to the contrary, the Securities shall be registered only in the name of The Depository Trust Company or a similar SEC registered securities depositary or the nominee thereof (such depositary and any nominee, "DTC"), and DTC will evidence the beneficial ownership of the Securities by means of appropriate book-entries in its records as custodial agent for the various participating firms that maintain customer accounts with respect to the Securities ("Depositary Participants"). Notwithstanding any provision in this Indenture to the contrary, the Company and the Trustee (or, at any time during continuance of an Event of Default, the Trustee) may from time to time, by notice to the Registrar, authorize the Registrar to register the Securities in the name of a different depositary upon receipt from any prior depositary of the Securities, or alternatively, provide for certificated Securities. Notwithstanding any provision in this Indenture to the contrary, at any time when the Securities are registered in the name of DTC, the Trustee or the Paying Agent may pay the Principal Amount (or the applicable portion thereof) of, and interest or other amounts due, if any, on, the Securities to DTC by wire transfer at such address as DTC may specify. The exchange, purchase and redemption of the Securities and the exercise of other rights of Holders under this Indenture in respect of the Securities while such Securities are registered in the name of DTC must be exercised through DTC. Notwithstanding anything in this Indenture to the contrary, so long as the Securities are registered in the name of DTC, (i) neither the Company, the Registrar nor the Trustee shall have any obligation to deliver any certificate evidencing the Securities to any Holder other than DTC, but in lieu thereof instruction shall be given for a book-entry transfer of the Securities in the records of DTC to an account established by such Holder or such Holder's nominee and (ii) no Holder shall be obligated to deliver certificate(s) evidencing Securities, but in lieu thereof shall give instructions for a book-entry transfer of the Securities in the records of DTC, the applicable Depositary Participant or another financial institution or broker to a specified account. Neither the Trustee nor the Company shall have any responsibility or obligation to any Depositary Participant or any person on behalf of whom such Depositary Participant holds any interest in the Securities. The Trustee and the Company shall cooperate on reasonable terms with DTC in effectuating the intent and the purposes of this Indenture.

     Any arrangement with DTC may be revoked by the Company and the Trustee (or, at any time during continuance of an Event of Default, the Trustee) at any time upon reasonable notice to the Registrar and the then current depositary and, if so revoked, the Company shall issue and the Trustee shall authenticate definitive Securities and the Trustee shall notify the record owner of the occurrence of such event and of the availability of certificates evidencing the Securities to record owners requesting the same, in an aggregate Principal Amount representing the interest of each, making such adjustments and allowances as it may find necessary or appropriate. Definitive certificates evidencing the Securities shall be issued only upon surrender to the Company of the prior depositary Securities by DTC, accompanied by registration instructions for the definitive certificates evidencing the Securities. Neither the Company nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon issuance of the definitive certificates evidencing the Securities, all references in this Indenture to obligations imposed upon or to be performed by DTC shall cease to be applicable and the provisions relating to definitive certificates shall be applicable.

     SECTION 2.02. Execution and Authentication. The Securities shall be executed by the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these Officers on the Securities may be manual or facsimile.

     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the Issue Date of such Securities.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

     The Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount of up to $200,000,000 upon a Company Order without any further action by the Company; provided, however, that in the event that the Company sells any Securities pursuant to the over-allotment option (the "Over-allotment Option") granted pursuant to Section 2 of the Purchase Agreement,
dated as of                  , 1994 (the "Purchase Agreement"), between the
Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, then the Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount of up to $200,000,000 plus up to $30,000,000 aggregate Principal Amount of

Securities sold pursuant to the Over-allotment Option upon a Company Order. The aggregate Principal Amount of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, subject to the proviso set forth therein, except as provided in Section 2.07. The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 Principal Amount and any integral multiple thereof.

     In case the Company, pursuant to Article 5, shall be consolidated or merged with or into any other person or shall sell, convey, assign, transfer, lease or otherwise dispose of substantially all of its properties and assets to any person, and the successor person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged or consolidated, or the successor person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article 5, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor person, be exchanged for other Securities executed in the name of the successor person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like Principal Amount; and the Trustee, upon Company Request of the successor person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor person, at the option of a Holder but without expense to such Holder, shall provide for the exchange of all Securities at the time outstanding held by such Holder for Securities authenticated and delivered in such new name.

     The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees or vice presidents shall determine that such action would expose the Trustee to personal liability.

     SECTION 2.03. Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Registrar includes any additional or co-registrar. The term Paying Agent includes any additional paying agent. The term Conversion Agent includes any additional conversion agent.

     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or Conversion Agent other than the Trustee. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee and the Holders of the name and address of any such agent and of any change in the office or agency referred to in Section 4.05. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or coregistrar.

     The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

     SECTION 2.04. Paying Agent To Hold Money and Securities in Trust. In accordance with Section 4.05 and except as otherwise provided herein, prior to or on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money or, if permitted by the terms hereof, securities sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and securities held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any Default by the Company in making any such payment. At any time during the continuance of any Default by the Company in making any payments in respect of the Securities, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and securities so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and securities held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and securities held by it to the Trustee and to account for any money and securities disbursed by it. Upon doing so, the Paying Agent shall have no further liability for such money and securities.

     SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee (i) at least semiannually on June 1 and December 1 of each year a list of the names and addresses of Securityholders dated within 15 days of the date on which the list is furnished and (ii) at such other times as the Trustee may reasonably request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders.

     SECTION 2.06. Transfer and Exchange. Upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Trustee duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar pursuant to Section 2.03 or at the office or agency referred to in Section 4.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate Principal Amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange (other than any exchange of a temporary Security for a definitive Security not involving any change in ownership).

     At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate Principal Amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of (a) Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed), (b) any Securities in respect of which a Purchase Notice or a Change in Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or (c) any Securities for a period of 15 days before a selection of Securities to be redeemed.

     SECTION 2.07. Replacement Securities. If (a) any mutilated Security is surrendered to the Company or the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity (including posting of a bond) as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company may execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

     Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

     Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     SECTION 2.08. Outstanding Securities; Determinations of Holders'
Action. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, mutilated, destroyed, lost or stolen Securities for which the Trustee has authenticated and delivered a new Security in lieu thereof or which shall have been paid pursuant to Section 2.07 and those described in this
Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor under the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including determinations pursuant to Articles 6 and 9).

     If a Security is replaced or paid pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

     If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date or a Conversion Date, or on the Business Day following a Purchase Date or a Change in Control Purchase Date, or on Stated Maturity, money or, if permitted by the terms hereof, securities sufficient to pay the Securities payable on that date, then on and after that date such Securities shall cease to be outstanding and Original Issue Discount and interest, if any, on such Securities shall cease to accrue and all other rights of the Holder shall terminate (other than the right to receive the applicable Redemption Price, Purchase Price, Change in Control Purchase Price or Conversion Rate, as the case may be, upon delivery of the Security in accordance with the terms of this Indenture); provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

     If a Security is converted in accordance with Article 10, then from and after the Conversion Date such Security shall cease to be outstanding and Original Issue Discount and interest, if any, shall cease to accrue on such Security.

     SECTION 2.09. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

     If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03 or 4.05, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

     SECTION 2.10. Cancellation. All Securities surrendered for payment, redemption or purchase by the Company pursuant to Article 3, conversion pursuant to Article 10, registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article
10. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its standard procedures and evidence of such disposition shall be delivered to the Company unless the Company directs by Company Order that the Trustee deliver cancelled Securities to the Company.

     SECTION 2.11. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price, Purchase Price or Change in Control Purchase Price in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     SECTION 2.12. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required by the terms of this Indenture, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signor acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Securities shall be proved by the Registrar.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

     (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose, the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                   ARTICLE 3

                            REDEMPTION AND PURCHASES

     SECTION 3.01. Right to Redeem; Notices to Trustee. The Company, at its option, may redeem the Securities for cash in accordance with the provisions set forth in paragraphs 5 and 7 of the Securities. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount of Securities to be redeemed and the Redemption Price.

     The Company shall give the notice to the Trustee provided for in this
Section 3.01 at least 30 days but not more than 60 days before the Redemption Date. If fewer than all the Securities are to be redeemed, any record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than ten days after the date of notice to the Trustee.

     SECTION 3.02. Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection at least 30 but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the Principal Amount of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in Principal Amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

     If any Security selected for partial redemption is thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be), solely for purposes of determining the aggregate Principal Amount of Securities to be redeemed by the Company, to be the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

     SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed in the manner provided in Section 11.02.

     The notice shall identify the Securities to be redeemed and shall state:

          (1) the Redemption Date;

          (2) the Redemption Price;

          (3) the Conversion Rate;

          (4) the name and address of the Paying Agent and Conversion Agent and of the office or agency referred to in Section 4.05;

          (5) that Securities called for redemption may be converted at any time before the close of business on the Redemption Date;

          (6) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 8 of the Securities;

          (7) that Securities called for redemption must be surrendered to the Paying Agent or at the office or agency referred to in Section 4.05 to collect the Redemption Price;

          (8) the CUSIP number of the Securities;

          (9) if fewer than all the outstanding Securities are to be redeemed, any certificate numbers and Principal Amounts of the particular Securities to be redeemed; and

          (10) that, unless the Company defaults in making payment of the Redemption Price, Original Issue Discount on Securities called for redemption and interest, if any, will cease to accrue on and after the Redemption Date.

     At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least five days prior to the mailing of such notice of redemption.

     Such notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

     SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date stated in the notice and at the Redemption Price therefor, except for Securities that are converted in accordance with the terms of this Indenture. Upon the later of the Redemption Date and the date such Securities are surrendered to the Paying Agent or at the office or agency referred to in
Section 4.05, such Securities called for redemption shall be paid at the Redemption Price stated in the notice.

     SECTION 3.05. Deposit of Redemption Price. Prior to or on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on the Redemption Date other than Securities or portions of Securities called for redemption which prior thereto have been delivered by the Company to the Trustee for cancellation, provided, however, that monies deposited on the Redemption Date must be received by the Paying Agent no later than 1:00 p.m. local time in The City of New York. The Paying Agent shall as promptly as practicable return to the Company any money, with interest, if any, thereon, not required for that purpose because of conversion of Securities pursuant to Article 10. If such money is then held by the Company or a Subsidiary or an Affiliate of the Company in trust and is not required for such purpose it shall be discharged from such trust and be the sole property of the Company, such Subsidiary or such Affiliate.

     SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount to the unredeemed portion of the Security surrendered.

     SECTION 3.07. Conversion Arrangement on Call for Redemption. In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase all or a portion of such Securities by paying to the Paying Agent in trust for the Securityholders whose Securities are to be so purchased, on or before the close of business on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for redemption of such Securities, is not less than the Redemption Price, together with interest, if any, accrued to the Redemption Date, on such Securities, provided, however, that monies deposited on the Redemption Date must be received by the Paying Agent no later than 1:00 p.m. local time in The City of New York. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities, including all accrued and unpaid interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers but no such agreement shall relieve the Company of its obligation to pay such Redemption Price and interest, if any. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 10) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or reasonable expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the reasonable costs and expenses incurred by the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

     SECTION 3.08. Purchase of Securities at the Option of the Holder.

     (a) General.  Securities shall be purchased by the Company pursuant to
paragraph 6 of the Securities as of                , 1999, and                ,
2004 (each, a "Purchase Date"), at the purchase price specified therein (each, a "Purchase Price"), at the option of the Holder thereof, upon:

     (1) delivery to the Paying Agent or to the office or agency referred to in
Section 4.05 by the Holder of a written notice of purchase (a
"Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date stating:

             (A) any certificate number of the Security that the Holder will deliver to be purchased;

             (B) the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof;

             (C) that such Security shall be purchased on the Purchase Date pursuant to the terms and conditions specified in this Indenture and in paragraph 6 of the Securities; and

             (D) if the Company elects pursuant to Section 3.08(b) to pay the Purchase Price on such Purchase Date, in whole or in part, in shares of Common Stock, but such portion of the Purchase Price to be paid in Common Stock is ultimately to be paid in cash because any condition in
        Section 3.08(d) is not satisfied, such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Securities to which it relates (stating the Principal Amount and any certificate numbers of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the Purchase Price for all Securities or portion thereof subject to such Purchase Notice; and

          (2) delivery of such Security prior to, on or after the Purchase Date (together with all necessary endorsements) to the Paying Agent at the offices of the Paying Agent or to the office or agency referred to in
     Section 4.05, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.08 only if the Security so delivered conforms in all respects to the description thereof in the related Purchase Notice.

     If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.10, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 3.08(a)(1) above, such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price otherwise payable in Common Stock.

     The Company shall purchase from the Holder thereof, pursuant to this
Section 3.08, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this

Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

     Any purchase by the Company contemplated pursuant to the provisions hereof shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security to the Paying Agent in the manner required by this
Section 3.08.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent, or to the office or agency referred to in Section 4.05, the Purchase Notice contemplated by this Section 3.08(a) shall have the right to withdraw at any time prior to the close of business on the Business Day immediately preceding the Purchase Date such Purchase Notice by delivery of a written notice of withdrawal to the Paying Agent or such office or agency in accordance with Section 3.10.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

     (b) Company's Right to Elect Manner of Payment of Purchase Price. The Securities to be purchased pursuant to Section 3.08(a) may be paid for, at the election of the Company, in cash or Common Stock, or in any combination of cash and Common Stock, subject to the conditions set forth in this Section 3.08. The Company shall designate, in the notice from the Company delivered pursuant to
Section 3.08(e), whether the Company will purchase the Securities for cash or Common Stock, and, if a combination thereof, the percentages of the Purchase Price of Securities in respect of which it will pay in cash or Common Stock; provided that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section
3.08 shall receive the same percentage of cash or Common Stock in payment of the Purchase Price for such Securities, except (i) as provided in Section 3.08(d) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given notice thereof to Securityholders except pursuant to this Section 3.08(b) or Section 3.08(d).

     At least three Business Days before the Company Notice Date (as defined below), the Company shall deliver an Officers' Certificate to the Trustee specifying:

          (i) the manner of payment selected by the Company;

          (ii) the information required by Section 3.08(e);

          (iii) that the conditions to such manner of payment set forth in
     Section 3.08(d) have or will be complied with; and

          (iv) whether the Company desires the Trustee to give the notice required by Section 3.08(e).

     (c) Purchase with Cash. On the Purchase Date, at the option of the Company, the Principal Amount of the Securities in respect of which a Purchase Notice pursuant to Section 3.08(a) has been given, or a specified percentage thereof, may be purchased by the Company with cash equal to the aggregate Purchase Price of such Securities.

     (d) Payment by Common Stock. On the Purchase Date, at the option of the Company, the Principal Amount of the Securities in respect of which a Purchase Notice pursuant to Section 3.08(a) has been given, or a specified percentage thereof, may be purchased by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Securityholders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Securities in cash by (ii) the Market Price (as defined below) of a share of Common Stock, subject to the next succeeding paragraph.

     The Company will not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company will pay cash in an amount equal to the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent, with one-half cent being rounded upward. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

     The Company's right to exercise its election to purchase the Securities pursuant to this Section through the issuance of shares of Common Stock shall be conditioned upon:

          (i) the Company's not having given notice of an election to pay entirely in cash and its giving of timely notice of election to purchase all or a specified percentage of the Securities with Common Stock as provided herein;

          (ii) the registration of the shares of Common Stock to be issued in respect of the payment of the Purchase Price under the Securities Act and the Exchange Act, in each case if required unless there exists an applicable exemption to registration thereunder;

          (iii) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration;

          (iv) the listing of the Common Stock on the Purchase Date on the New York Stock Exchange or other national or regional securities exchange or the quotation thereof on the National Association of Securities Dealers Automated Quotation System; and

          (v) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Securities, will be validly issued, fully paid and nonassessable and shall be free of any preemptive rights and any lien or adverse claim (provided that such Opinion of Counsel may state that, insofar as it relates to the absence of such preemptive rights, liens and adverse claims, it is given upon the best knowledge of such counsel), and, in the case of such Officers' Certificate, that conditions (i), (ii),
     (iii) and (iv) above have been satisfied and, in the case of such Opinion of Counsel, that conditions (ii), (iii) and (iv) above have been satisfied.

Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount of Securities and the Sale Price of a share of Common Stock on each of the seven Business Days prior to the Purchase Date. The Company may elect to pay in Common Stock only if the information necessary to calculate the Market Price is reported in The Wall Street Journal or another daily newspaper of national circulation. If such conditions are not satisfied prior to or on the Purchase Date and the Company has elected to purchase the Securities pursuant to this Section 3.08 through the issuance of shares of Common Stock, the Company shall pay the Purchase Price in cash.

     The "Market Price" means the average of the Sale Prices of the Common Stock for the five Trading Day period ending on (if the third Business Day prior to the applicable Purchase Date is a Trading Day, or if not, then on the last Trading Day prior to) the third Business Day prior to the related Purchase Date, appropriately adjusted to take into account the actual occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such Purchase Date, of any event described in Section 10.06, 10.07 or 10.08; subject, however, to the conditions set forth in Sections
10.09 and 10.10.

     (e) Notice of Election. The Company shall send notices of its election (the "Company Notice") to purchase with cash or Common Stock or any combination thereof to the Holders (and to beneficial owners as required by applicable law) in the manner provided in Section 11.02. The Company Notice shall be sent to Holders (and to beneficial owners as required by applicable law) on a date not less than 20 Business Days prior to the Purchase Date (such date not less than 20 Business Days prior to the Purchase Date being herein referred to as the "Company Notice Date"). Such notices shall state the manner of payment elected and shall contain the following information:

     In the event the Company has elected to pay the Purchase Price (or any specified percentage thereof) with Common Stock, the Company Notice shall:

          (1) state that each Holder will receive Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Securities held by such Holder (except for any cash amount to be paid in lieu of fractional shares);

          (2) set forth the method of calculating the Market Price of the Common Stock; and

          (3) state that because the Market Price of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

     In any case, each notice shall include a form of Purchase Notice to be completed by the Securityholder and shall state:

          (i) the Purchase Price and Conversion Rate;

          (ii) the name and address of the Paying Agent and the Conversion Agent and of the office or agency referred to in Section 4.05;

          (iii) that Securities as to which a Purchase Notice has been given may be converted into Common Stock at any time prior to the close of business on the applicable Purchase Date only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (iv) that Securities must be surrendered to the Paying Agent or to the office or agency referred to in Section 4.05 to collect payment;

          (v) that the Purchase Price for any Security as to which a Purchase Notice has been given and not withdrawn will be paid by the delivery of cash no later than the second Business Day, or by the delivery or transfer of Common Stock (and cash in lieu of any fractional interests therein), if applicable, no later than the fifteenth Business Day, in each case following the later of the Purchase Date and the time of surrender (or transfer by book-entry) of such Security as described in (iv);

          (vi) the procedures the Holder must follow to exercise rights under
     Section 3.08 and a brief description of those rights;

          (vii) briefly, the conversion rights of the Securities and that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 8 of the Securities; and

          (viii) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of
     Section 3.08(a)(1)(D) or Section 3.10).

     At the Company's written request, the Trustee shall give such notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such notice shall be prepared by the Company.

     Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 Principal Amount of Securities, the Company will publish such determination in The Wall Street Journal or another daily newspaper of national circulation.

     (f) Covenants of the Company. All shares of Common Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

     The Company shall use its best efforts to list or cause to have quoted any shares of Common Stock to be issued to purchase Securities on the principal national securities exchange or over-the-counter or other domestic market on which any other shares of the Common Stock are then listed or quoted. The Company will promptly inform the Trustee in writing of any such listing.

     (g) Procedure Upon Purchase. The Company shall deposit cash (in respect of a cash purchase under Section 3.08(c) or for fractional shares, as applicable) or shares of Common Stock, or any combination thereof, as applicable, at the time and in the manner as provided in Section 3.11, sufficient to pay the aggregate Purchase Price of all Securities to be purchased pursuant to this
Section 3.08. As soon as practicable after the later of the Purchase Date and the date such Securities are surrendered to the Paying Agent or at the office or agency referred to in Section 4.05, the Company shall deliver to each Holder, or to the Holder's nominee's account at DTC entitled to receive Common Stock through the Paying Agent a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional shares. The person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of such Common Stock on the Business Day following the related Purchase Date. Subject to Section 3.08(d), no payment or adjustment will be made for dividends on the Common Stock the record date for which occurred prior to the Purchase Date.

     (h) Taxes. If a Holder of a Security is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

     SECTION 3.09. Purchase of Securities at Option of the Holder Upon Change in
Control.  (a) If on or prior to             , 1999 there shall have occurred a
Change in Control, Securities shall be purchased, at the option of the Holder thereof, by the Company at the purchase price specified in paragraph 6 of the Securities (the "Change in Control Purchase Price"), on the date that is 35 Business Days after the occurrence of the Change of Control (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.09(c).

     A "Change in Control" shall be deemed to have occurred at such time as either of the following events shall occur:

          (i) There shall be consummated any consolidation or merger of the Company (a) in which the Company is not the continuing or surviving corporation or (b) pursuant to which the Common Stock would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which the holders of Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the common equity of the continuing or surviving corporation immediately after such consolidation or merger; or

          (ii) There is a report filed by any person (other than a Permitted Holder), including its Affiliates and Associates, on Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person (for the purposes of this Section 3.09 only, the term "person" shall include a "person" within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the voting power of the Common Stock then outstanding; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule, form or report) under the Exchange Act.

Notwithstanding the foregoing provisions of this Section 3.09, a Change in Control shall not be deemed to have occurred if at any time the Company, any Subsidiary, any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary, or any person holding Common Stock for or pursuant to the terms of any such employee benefit plan files or becomes obligated to file a report under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of Common Stock, whether in excess of 50% or otherwise.

     "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

     "Permitted Holder" means Minorco (U.S.A.) Inc., a Colorado corporation ("Minorco"), and its Affiliates.

     (b) Within 15 Business Days after the occurrence of a Change in Control,
(i) the Company shall mail a written notice of such Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners if required by applicable law) and (ii) the Company shall cause a copy of such notice to be published in The Wall Street Journal or another daily newspaper of national circulation. The notice shall include a form of Change in Control Purchase Notice to be completed by the Securityholder and shall state:

          (1) the events causing a Change in Control and the date such Change in Control is deemed to have occurred for purposes of this Section 3.09;

          (2) the date by which the Change in Control Purchase Notice pursuant to this Section 3.09 must be given;

          (3) the Change in Control Purchase Date;

          (4) the Change in Control Purchase Price;

          (5) the name and address of the Paying Agent and the Conversion Agent and the office or agency referred to in Section 4.05;

          (6) the Conversion Rate and any adjustments thereto;

          (7) that Securities as to which a Change in Control Purchase Notice has been given may be converted into Common Stock (or, in lieu thereof, cash, if the Company shall so elect) at any time prior to the close of business on the Change of Control Purchase Date only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (8) that Securities must be surrendered to the Paying Agent or the office or agency referred to in Section 4.05 to collect payment;

          (9) that the Change in Control Purchase Price for any Security as to which a Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Security as described in (8);

          (10) the procedures the Holder must follow to exercise rights under this Section 3.09 and a brief description of those rights;

          (11) briefly, the conversion rights of the Securities; and

          (12) the procedures for withdrawing a Change in Control Purchase
     Notice.

     (c) A Holder may exercise its rights specified in Section 3.09(a) upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent or to the office or agency referred to in Section 4.05 at any time prior to the close of business on the Business Day prior to the Change in Control Purchase Date, stating:

          (1) if applicable, any certificate number of the Security which the Holder will deliver to be purchased;

          (2) the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

          (3) that such Security shall be purchased on the Change in Control Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities.

     The delivery (or transfer by book-entry) of such Security to the Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements), at the offices of the Paying Agent or to the office or agency referred to in Section 4.05 shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section
3.09 only if the Security so delivered to the Paying Agent or such office or agency shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

     The Company shall purchase from the Holder thereof, pursuant to this
Section 3.09, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

     Any purchase by the Company contemplated pursuant to the provisions of this
Section 3.09 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Control Purchase Date and the date such Securities are surrendered to the Paying Agent or at the office or agency referred to in Section 4.05.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent or to the office or agency referred to in Section 4.05 the Change in Control Purchase Notice contemplated by this Section 3.09(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to or on the Business Day prior to the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent or to such office or agency in accordance with Section 3.10.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

     SECTION 3.10. Effect of Purchase Notice or Change in Control Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in Section 3.08(a) or Section 3.09(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Security. Such Purchase Price or Change in Control Purchase Price shall be paid to such Holder promptly following the later of (x) the close of business on the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.08(a) or Section 3.09(c), as applicable, have been satisfied) and
(y) the time of delivery of such Security to the Paying Agent or to the office or agency referred to in Section 4.05 by the Holder thereof in the manner required by Sections 3.08(a) and (g) or Section 3.09(c), as applicable. Securities in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

     A Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent or to the office or agency referred to in Section 4.05 at any time on or prior to the close of business on the Business Day immediately preceding the Purchase Date or the Change in Control Purchase Date, as the case may be, specifying:

          (1) if applicable, any certificate number of the Security in respect of which such notice of withdrawal is being submitted;

          (2) the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted; and

          (3) the Principal Amount, if any, of such Security which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

     A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 3.08(a)(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 3.08(a)(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

     There shall be no purchase of any Securities pursuant to Sections 3.08 (other than through the issuance of Common Stock) or 3.09 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Securities) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

     SECTION 3.11. Deposit of Purchase Price or Change in Control Purchase Price. Prior to the close of business on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash in immediately available funds or Common Stock, if expressly permitted hereunder, sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be.

     SECTION 3.12. Securities Purchased in Part. Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent or the office or agency referred to in Section 4.05. (with, if the Company or the Trustee so requires, due endorsement, or a written instrument of transfer in form satisfactory to the Company and the Trustee executed by the Holder or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not purchased.

     SECTION 3.13. Covenant to Comply with Securities Laws Upon Purchase of Securities. In connection with any offer to purchase or redeem or redemption or purchase of Securities under Section 3.01, 3.08 or 3.09 hereof, the Company shall (i) comply with Rule 13e-4 and Rule 14e-l under the Exchange Act, if applicable, (ii) file the related Schedule 13E-4 (or any successor schedule, form or report) under the Exchange Act, if applicable, and (iii) otherwise comply with all applicable federal and state securities laws regulating the offer and delivery of shares of Common Stock upon purchase of the Securities so as to permit the rights and obligations under Sections 3.01, 3.08 and 3.09 to be exercised in the time and in the manner specified in Sections 3.01, 3.08 and 3.09.

     SECTION 3.14. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock, together with interest on such cash, if any, or dividends on such shares of Common Stock, if any, (subject to the provisions of Section 7.01(f)) held by them for the payment of a Purchase Price or Change in Control Purchase Price, as the case may be, of the Securities that remain unclaimed as provided in paragraph 12 of the Securities; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 3.11 exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Securities or portions thereof to be purchased, then promptly after the Business Day immediately following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)).

                                   ARTICLE 4

                                   COVENANTS

     SECTION 4.01. Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price, conversion price and interest, if any, shall be considered paid on the applicable date due if on such date (or, in the case of a Purchase Price or Change in Control Purchase Price, on the Business Day following the applicable Purchase Date or Change in Control Purchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, cash or securities, if expressly permitted hereunder, sufficient to pay all such amounts then due.

     The Company shall, to the extent permitted by law, pay interest on overdue amounts at the per annum rate of interest set forth in paragraph l of the Securities, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

     SECTION 4.02. SEC Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (or any such successor provisions thereto). In the event the Company is at any time no longer subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act (or any such successor provisions), it shall continue to provide the Trustee and the SEC with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to the requirements of
Section 13 of the Exchange Act, and the Trustee shall make any such reports available to Securityholders upon request. In such event, such reports shall be provided at the times the Company would have been required to provide such reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a), to the extent such provisions are applicable.

     SECTION 4.03. Compliance Certificate; Notice of Defaults. (a) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 1994) a certificate of the principal executive officer, the principal financial officer or the principal accounting officer of the Company stating whether or not, to the knowledge of the signer, the Company has complied with all conditions and covenants on its part contained in this Indenture and, if the signer has obtained knowledge of any failure by the Company to comply with any such condition or covenant, specifying each such Default and the nature thereof. For the purpose of this Section 4.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

     (b) The Company shall file with the Trustee written notice of the occurrence of any Default or Event of Default within five Business Days of its becoming aware of such Default or Event of Default.

     SECTION 4.04. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as my be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     SECTION 4.05. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, in such location as may be required by the rules of any securities exchange or quotation system on which the Securities may from time to time be listed, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities my be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee in The City of New York, at which at any particular time its corporate trust business shall be principally administered, which office on the date hereof is located at
                              , shall be such office or agency for all of the
aforesaid purposes unless the Company shall maintain some other office or agency for such purposes and shall give prompt written notice to the Trustee of the location, and any change of location, of such other office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands my be made or served at the address of the Trustee set forth in Section 11.02.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, for such purposes.

                                   ARTICLE 5

                             SUCCESSOR CORPORATION

     SECTION 5.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other person or transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets to another person or group of affiliated persons, unless:

          (a) either (1) the Company shall be the continuing corporation or (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company are transferred (i) shall be a corporation, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

          (b) immediately after giving effect to such transaction, and the assumption contemplated by clause (a) above, no Default or Event of Default shall have occurred and be continuing; and

          (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been satisfied.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of (i) a lease of its properties and assets substantially as an entirety and (ii) obligations the Company may have under a supplemental indenture pursuant to Section 10.14, the Company shall be discharged and released from all obligations and covenants under this Indenture and the Securities. Subject to
Section 9.06, the Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

     SECTION 6.01. Events of Default.  An "Event of Default" occurs if:

          (1) the Company Defaults in the payment of the Principal Amount, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise;

          (2) the Company fails to deliver Common Stock or pay cash in lieu thereof when such Common Stock is required to be delivered or paid, as the case may be, following conversion of a Security in accordance with Article 10;

          (3) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (1) or clause (2) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

          (4) the Company or any Consolidated Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

             (A) commences a voluntary case or proceeding;

             (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

             (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

             (D) makes a general assignment for the benefit of its creditors;

             (E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

             (F) consents to the filing of such petition or the appointment of or taking possession by a Custodian;

          (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

             (A) is for relief against the Company or any Consolidated Subsidiary in an involuntary case or proceeding, or adjudicates the Company or any Consolidated Subsidiary insolvent or bankrupt;

             (B) appoints a Custodian of the Company or any Consolidated Subsidiary or for any substantial part of its property; or

             (C) orders the winding up or liquidation of the Company or any Consolidated Subsidiary;

     and the order or decree remains unstayed and in effect for 60 days; or

          (6) a default shall occur under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Consolidated Subsidiary in an aggregate principal amount exceeding $7,500,000, whether such indebtedness now exists or shall hereafter be created, which default shall have accrued at final maturity or which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, such default or acceleration having been rescinded or annulled or there having been deposited in trust a sum of money sufficient to discharge in full such indebtedness within a period of 30 days after receipt by the Company of a Notice of Default.

     "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors.

     "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy law.

     A Default under clause (3) or clause (6) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default within the time specified in clause (3) or clause (6) above after receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

     The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice and the lapse of time or both would become an Event of Default under clause (3) or clause (6), its status and what action the Company is taking or proposes to take with respect thereto.

     SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(4) or (5)) occurs and is continuing, unless the Principal Amount of all the Securities shall have already become due and payable, either the Trustee by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Issue Price and accrued Original Issue Discount to the date of declaration on all the Securities to be immediately due and payable, whereupon such Issue Price and accrued Original Issue Discount shall be due and payable immediately; provided that, if an Event of Default specified in Section 6.01(4) or (5) occurs and is continuing, the Issue Price and accrued Original Issue Discount on all the Securities to the date of the occurrence of such Event of Default shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Issue Price and accrued Original Issue Discount that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.07 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Issue Price and accrued Original Issue Discount on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (a) an Event of Default described in Section 6.01(1) or (2), (b) a Default in respect of a provision that under
Section 9.02 cannot be amended without the consent of each Securityholder affected or (c) a Default which constitutes a failure to convert any Security in accordance with Article 10. When a Default is waived, it is deemed cured and shall cease to exist, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This

Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such
Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

     SECTION 6.05. Control by Majority. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee shall have been provided with reasonable security or indemnity against such liability satisfactory to the Trustee. This Section
6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

     SECTION 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense satisfactory to the Trustee;

          (4) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and

          (5) the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

     A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

     SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, and to receive Common Stock upon conversion or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of each such Holder.

     SECTION 6.08. Collection Suit by Trustee. If an Event of Default described in Section 6.01(l) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.

     SECTION 6.09. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, in respect of the Securities shall then be due and payable is therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (a) to file and prove a claim for the whole amount of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          First: to the Trustee for amounts due under Section 7.07;

          Second: to Securityholders for amounts due and unpaid on the Securities for the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price, conversion price or interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

          Third: the balance, if any, to any persons entitled thereto, including the Company provided that all amounts due and owing to the Holders and the Trustee have been paid as required by this Indenture.

     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10 and shall provide the Company at least 20 days prior written notice of such record date. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

     SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit initiated by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate Principal Amount of the Securities at the time outstanding. This Section 6.11 shall be in lieu of
Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

     SECTION 6.12. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law, wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company from paying all or any portion of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price in respect of the Securities, or any interest on any such amounts, as contemplated herein, or that may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, on the basis of any such law, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 6.13. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every case the Company, the Trustee and the Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holder shall continue as though no such proceeding had been instituted.

     SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                   ARTICLE 7

                                    TRUSTEE

     SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of in Event of Default:

          (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such
Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315
(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

     (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

     (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

     SECTION 7.02. Rights of Trustee. Subject to its duties and responsibilities under the TIA, (a) the Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) Subject to the provisions of Section 7.01(c) the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

     (e) The Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Trustee in good faith and in accordance with such advice or Opinion of Counsel.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

     SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or Conversion Agent may do the same with like rights. However, the Trustee must comply with Sections
7.10 and 7.11.

     SECTION 7.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement (other than the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 on Form T-1 attached as an exhibit thereto) for the Securities under the Securities Act or in the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

     SECTION 7.05. Notice of Defaults. The Trustee shall, within 90 days after the occurrence of any Default, mail to all Holders of Securities, as the names and addresses of such Holders appear on the books of registry of the Company, notice of all Defaults of which the Trustee shall be aware, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of amounts described in Section 6.01(1) above or a Default in the delivery of shares of Common Stock (or cash in lieu thereof) described in Section 6.01(2) above, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or Trust Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Securities.

     SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by said Section. The Trustee also shall comply with TIA Section 313(b).

     A copy of each report at the time of its mailing to Securityholders shall be provided to the Company and shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company agrees promptly to notify the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

     SECTION 7.07. Compensation and Indemnity.  The Company agrees:

          (a) to pay to the Trustee from time to time such reasonable compensation for all services rendered by it hereunder (which compensation shall not (to the extent permitted by law) be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) to reimburse the Trustee upon its request and, if required by the Company, submission of reasonable documentation for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (c) to indemnify each of the Trustee or any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based upon, measured or determined by the income of the Trustee), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     The Trustee shall give the Company notice of any claim or liability for which the Trustee might be entitled to indemnification under subparagraph (c) of this Section 7.07, within a reasonable amount of time after a Trust Officer of the Trustee becomes aware of such claim or liability. To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee.

     The Company's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(4) or (5), the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

     SECTION 7.08. Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee (subject to the consent of the Company, such consent not to be unreasonably withheld). The Company shall remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the

Securities at the time outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

     SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. Neither the Company nor any Affiliate of the Company may serve as Trustee. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

     SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8

                             DISCHARGE OF INDENTURE

     SECTION 8.01. Discharge of Liability on Securities. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash or, if expressly permitted by the terms hereof, Common Stock sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company (including, without limitation, sums payable by delivery of shares of Common Stock pursuant to
Section 3.08), then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

     SECTION 8.02. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any such return, may, at the expense of the Company, cause to be published once in The Wall Street Journal or another daily newspaper of national circulation or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and the Paying Agent shall have no further liability with respect to such money or securities for that period commencing after the return thereof.

                                   ARTICLE 9

                                   AMENDMENTS

     SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without the consent of any
Securityholder:

          (1) to cure any ambiguity, omission, defect or inconsistency; provided, however, that such amendment does not adversely affect the rights of any Securityholder;

          (2) to comply with Article 5 or Section 10.14;

          (3) to provide for certificated Securities in addition to or in place of uncertificated Securities, as amended;

          (4) to make any change that does not adversely affect the rights of any Securityholder;

          (5) to add to the covenants or obligations of the Company hereunder or to surrender any right, power or option herein conferred upon the Company; or

          (6) to make any change to comply with the TIA, or any amendment thereafter, or any requirement of the SEC in connection with the qualification of this Indenture under the TIA or any amendment thereof.

     SECTION 9.02. With Consent of Holders. With the written consent of the holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding, the Company and the Trustee may amend this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment or supplement to this Indenture or the Securities may not:

          (1) make any change to the Principal Amount of Securities whose Holders must consent to an amendment;

          (2) make any change to the rate of accrual in connection with Original Issue Discount, reduce the rate of interest referred to in paragraph l of the Securities or extend the time for payment of accrued Original Issue Discount or interest, if any, on any Security;

          (3) reduce the Principal Amount or the Issue Price of or extend the Stated Maturity of any Security;

          (4) reduce the amount of the Redemption Price, Purchase Price or Change in Control Purchase Price of any Security or extend the date on which the Purchase Price or Change in Control Purchase Price of any Security is payable;

          (5) make any Security payable in money or securities other than that stated in the Security;

          (6) make any change in Section 6.04 or this Section 9.02, except to increase any percentage referred to therein, or make any change in Section 6.07;

          (7) make any change that adversely affects the right to convert any Security (including the right to receive cash in lieu of Common Stock);

          (8) make any change that adversely affects the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture (including the right to receive cash if the Company has elected to pay cash upon such purchase);

          (9) make any change to the provisions of this Indenture relating to the purchase of Securities at the option of the Holder pursuant to Section
     3.08 or 3.09 which change would result in a violation of applicable federal or state securities laws (including positions of the SEC under applicable no-action letters), whether as a result of the exercise or performance of any rights or obligations under such provisions or otherwise; or

          (10) impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Securities.

     It shall not be necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

     SECTION 9.03. Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA as then in effect.

     SECTION 9.04. Revocation and Effect of Consents, Waivers and
Actions. Until an amendment or waiver becomes effective, a consent to it or any other action by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

     SECTION 9.05. Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

     SECTION 9.06. Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment does not materially adversely affect the rights, duties, liabilities or immunities of the Trustee. In signing such amendment the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

     SECTION 9.07. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 10

                                   CONVERSION

     SECTION 10.01. Conversion Privilege. A Holder of a Security may convert such Security into Common Stock at any time during the period stated in paragraph 8 of the Securities. The number of shares of Common Stock issuable upon conversion of a Security per $1,000 of Principal Amount thereof (the "Conversion Rate") shall be that set forth in paragraph 8 in the Securities, subject to adjustment as herein set forth.

     A Holder's right to convert Securities into Common Stock is subject to the Company's right to elect to instead pay such Holder the amount of cash set forth in the next succeeding sentence, in lieu of delivering such shares of Common Stock; provided, however, that if such payment of cash is not allowed pursuant to the provisions of this Indenture or otherwise, the Company shall deliver shares of Common Stock (and cash in lieu of fractional shares of Common Stock) in accordance with this Article 10, whether or not the Company has delivered its notice of whether such Security shall be converted into Common Stock or cash pursuant to Section 10.02. The amount of cash to be paid per $1,000 Principal Amount of a Security upon conversion shall be equal to the Sale Price of a share of Common Stock on the Trading Day immediately prior to the related Conversion Date multiplied by the Conversion Rate in effect on such Trading Day. Such cash payment will be made to the Holder surrendering such Securities no later than the fifth Business Day following such Conversion Date.

     The Company shall not pay cash in lieu of delivering shares of Common Stock upon the conversion of any Security pursuant to the terms of this Article 10 (other than cash in lieu of fractional shares pursuant to Section 10.03) if there has occurred (prior to, on or after, as the case may be, the Conversion Date or the date on which the Company delivers its notice of whether such Security shall be converted into Common Stock or cash pursuant to Section 10.02) and is continuing an Event of Default (other than a default in such payment on such Securities).

     A Holder may convert a portion of the Principal Amount of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

     SECTION 10.02. Conversion Procedure. To convert a Security a Holder must satisfy the requirements in paragraph 8 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). Upon notification to the Company by the conversion agent (the "Conversion Agent") of such satisfaction and conversion of Securities the Company shall inform the Holder through the Conversion Agent of its election to deliver shares of Common Stock or to pay cash in lieu of delivery of such shares no later than two Business Days following the Conversion Date. If the Company elects to deliver shares of Common Stock, the Company shall deliver to the Holder no later than the seventh Business Day following the Conversion Date, through the Conversion Agent, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 10.03. If the Company elects to pay cash to such Holder in lieu of such shares of Common Stock, such cash payment will be made to such Holder no later than the fifth Business Day following the Conversion Date. A Holder may not withdraw his election to convert a Security if the Company elects to pay cash in lieu of delivering Common Stock.

     The person in whose name the certificate is registered shall be treated as a shareholder of record on and after the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

     Unless otherwise provided in this Indenture, Holders converting Securities shall surrender such Securities for conversion by means of book entry delivery in accordance with paragraph 8 of the Securities and the regulations of the applicable book entry facility.

     No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this
Article 10. On conversion of a Security, that portion of accrued Original Issue Discount attributable to the period from the Issue Date of the Security to the Conversion Date with respect to the converted Security shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) or of cash, as the case may be, in exchange for the Security being converted pursuant to the provisions hereof.

     If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be computed based on the total Principal Amount of the Securities converted.

     Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount to the unconverted portion of the Security surrendered.

     If the last day on which a Security may be converted is a Legal Holiday in a place where the Conversion Agent is located, the Security may be surrendered to such Conversion Agent on the next succeeding day that is not a Legal Holiday.

     SECTION 10.03. Fractional Shares. The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/1,000th of a share by multiplying the Sale Price, on the last Trading Day prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent.

     SECTION 10.04. Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

     SECTION 10.05. Company to Provide Stock. The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities for shares of Common Stock.

     All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

     The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national or regional securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

     SECTION 10.06. Adjustment for Change in Capital Stock. If, after the Issue Date, the Company:

          (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

          (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

          (3) combines its outstanding shares of Common Stock into a smaller number of shares;

          (4) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock); or

          (5) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock),

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares or other units of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action.

     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

     If after an adjustment a Holder of a Security upon conversion of such Security may receive shares or other units of two or more classes or series of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class or series of Capital Stock as is contemplated by this Article 10 with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article 10.

     SECTION 10.07. Adjustment for Rights Issue. If, after the Issue Date, the Company distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock at a price per share less than the Sale Price as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

                (O + N)
R' = R  X     -----------
              O + (N X P)
                  -------
                     M

          R' = the adjusted Conversion Rate.

          R = the current Conversion Rate.

          O = the number of shares of Common Stock outstanding on the record date for the distribution.

          N = the number of additional shares of Common Stock offered pursuant to the distribution.

          P = the offering price per share of such additional shares.

          M = the Average Sale Price, minus, in the case of (i) a distribution to which Section 10.06(4) applies or (ii) a distribution to which
              Section 10.08 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 10.07 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 10.07 applies, the fair market value (on the record date for the distribution to which this Section 10.07 applies) of:

                (1) the Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 10.06(4) distribution, and

                (2) the assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section 10.08 distribution.

The Board of Directors shall determine fair market values for the purposes of this Section 10.07.

     The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 10.07 applies. If all of the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

     No adjustment shall be made under this Section 10.07 if the application of the formula stated above in this Section 10.07 would result in a value of R' that is equal to or less than the value of R.

     SECTION 10.08. Adjustment for Other Distributions. If, after the Issue Date, the Company distributes to all holders of its Common Stock any of its assets or debt securities or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 10.06 and distributions of rights, warrants or options referred to in Section 10.07 and (y) cash dividends or other cash distributions that are paid out of consolidated current net earnings or earnings retained in the business as shown on the books of the Company unless such cash dividends or other cash distributions are Extraordinary Cash Dividends (as defined below)), the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 10.08, in accordance with the formula:

                   M
R' = R  X    -------------
                  M-F

where:

          R' = the adjusted Conversion Rate.

          R = the current Conversion Rate.

          M = the Average Sale Price, minus, in the case of a distribution to which Section 10.06(4) applies for which (i) the record date shall occur on or before the record date for the distribution to which this Section 10.08 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 10.08 applies, the fair market value (on the record date for the distribution to which this Section 10.08 applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such
              Section 10.06(4) distribution.

          F = the fair market value (on the record date for the distribution to which this Section 10.08 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section
              10.08 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

The Board of Directors shall determine fair market values for the purpose of this Section 10.08.

     The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 10.08 applies.

     For purposes of this Section 10.08, the term "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the Common Stock the amount of which, together with the aggregate amount of cash dividends on the Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentages set forth in item
(i) or (ii) below:

          (i) If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend together with the amounts of all cash dividends on the Common Stock with Ex-Dividend Times occurring in the eighty-five (85) consecutive day period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied equals or exceeds 12.5% of the average of the Sale Prices during the period beginning on the date after the first such Ex-Dividend Time in such period and ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Time occurring in such period, the period for calculating the average of the Sale Prices shall be the period commencing 85 days prior to the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Time occurring in such 85-day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 10.08, the value of "F" shall be equal to (w) the aggregate amount of such cash dividend together with the amounts of the other cash dividends with Ex-Dividend Times occurring in such period minus
     (x) the aggregate amount of such other cash dividends with Ex-Dividend Times occurring in such period for which a prior adjustment in the Conversion Rate was previously made under this Section 10.08.

          (ii) If upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend, together with the amounts of all cash dividends on the Common Stock with Ex-Dividend Times occurring in the 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied equals or exceeds 25% of the average of the Sale Prices during the period beginning on the date after the first such Ex-Dividend Time in such period and ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Time occurring in such period, the period for calculating the average of the Sale Prices shall be the period commencing 365 days prior to the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Time occurring in such 365-day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 10.08, the value of "F" shall be equal to
     (y) the aggregate amount of such cash dividend together with amounts of the other cash dividends with Ex-Dividend Times occurring in such period minus
     (z) the aggregate amount of such other cash dividends with Ex-Dividend Times occurring in such period for which a prior adjustment in the Conversion Rate was previously made under this Section 10.08.

     In making the determinations required by items (i) and (ii) above, the amount of cash dividends paid on a per share basis and the average of the Sale Prices, in each case during the period specified in item (i) or (ii) above, as applicable, shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 10.06.

     In the event that, with respect to any distribution to which this Section
10.08 would otherwise apply, the difference "M-F" as defined in the above formula is less than $1.00 or "F" is greater than "M", then the adjustment provided by this Section 10.08 shall not be made and in lieu thereof the provisions of Section 10.14 shall apply to such distribution.

     SECTION 10.09. When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% (e.g., if the Conversion Rate is 4, an increase or decrease of .04 (1% of 4)) in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

     All calculations under this Article 10 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be, with one-half of a cent and 5/10,000ths of a share being rounded upwards.

     SECTION 10.10. When No Adjustment Required. No adjustment need be made for a transaction referred to in Section 10.06, 10.07, 10.08 or 10.14 if Securityholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and reasonable in light of the basis and notice on which holders of Common Stock participate in the transaction. Such participation by Securityholders may include participation upon conversion provided that an adjustment shall be made at such time as the Securityholders are no longer entitled to participate.

     No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

     No adjustment need be made for a change in the par value or no par value of the Common Stock.

     To the extent the Securities become convertible into cash pursuant to the terms of Section 10.08 or 10.14, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

     Notwithstanding any provision to the contrary in this Indenture, no adjustment shall be made in the Conversion Rate to the extent, but only to the extent, such adjustment results in the following quotient being less than the par value of the Common Stock: (i) the Issue Price plus accrued Original Issue Discount as of the date such adjustment would otherwise be effective divided by
(ii) the Conversion Rate as so adjusted.

     SECTION 10.11. Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall file with the Trustee and the Conversion Agent a notice of such adjustment and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The Conversion Agent will promptly mail such notice to Securityholders at the Company's expense. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

     SECTION 10.12. Voluntary Increase. The Company from time to time may increase the Conversion Rate by any amount and for any period of time (provided, that such period is not less than 20 Business Days). Whenever the Conversion Rate is increased, the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

     A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 10.06, 10.07 or 10.08.

     SECTION 10.13. Notice of Certain Transactions.  If:

          (1) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 10.06, 10.07 or 10.08 (unless no adjustment is to occur pursuant to Section 10.10); or

          (2) the Company takes any action that would require a supplemental indenture pursuant to Section 10.14; or

          (3) there is a liquidation or dissolution of the Company;

then the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

     SECTION 10.14. Reorganization of Company: Special Distributions. If the Company is a party to a transaction subject to Section 5.01 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

     The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 10. The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

     If this Section applies, neither Section 10.06 nor 10.07 applies.

     If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of Section 10.08, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 10.08, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

     SECTION 10.15. Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to this Article 10 is conclusive.

     SECTION 10.16. Trustee's Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 10.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article 10. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 10.16 as the Trustee.

     SECTION 10.17. Simultaneous Adjustments. If this Article 10 requires adjustments to the Conversion Rate under more than one of Sections 10.06(4),
10.07 or 10.08, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 10.06, second, the provisions of
Section 10.08 and, third, the provisions of Section 10.07.

     SECTION 10.18. Successive Adjustments. After an adjustment to the Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Rate as so adjusted.

                                   ARTICLE 11

                                 MISCELLANEOUS

     SECTION 11.01. TIA Controls. If any provision hereof limits, qualifies or conflicts with any provision of the TIA or another provision which is required or deemed to be included in this Indenture by any of the provisions of the TIA, the provision or requirement of the TIA shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, such provision of the TIA shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

     SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

          if to the Company:

           Terra Industries, Inc.
           P.O. Box 6000
           600 Fourth Street
           Sioux City, Iowa 51102-6000
           Attention: George Valentine
           Telephone: (712) 277-1340
           Facsimile No.: (712) 279-8719

          if to the Trustee:

           NationsBank of Texas, N.A.
           901 Main Street, 18th Floor
           Dallas, Texas 75202
           Attention: Carrie L. Sherwood
           Telephone: (214) 508-2129
           Facsimile No.: (214) 508-3430

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication given to a Securityholder shall be mailed by first-class mail to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

     If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

     SECTION 11.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

     SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     SECTION 11.05. Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

          (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

     SECTION 11.06. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 11.07. Rules By Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Securityholders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

     SECTION 11.08. Legal Holiday. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and to the extent applicable no Original Issue Discount or interest, if any, shall accrue for the intervening period.

     SECTION 11.09. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     SECTION 11.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

     SECTION 11.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

     SECTION 11.12. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 11.13. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall by an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                                   SIGNATURES

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                          TERRA INDUSTRIES INC.

                                          By:
                                            ------------------------------------
                                             Title:

Attest:

- --------------------------------------
Title:

[SEAL]
                                          NATIONSBANK OF TEXAS, N.A.,
                                            as Trustee

                                          By:
                                            ------------------------------------
                                             Title:

Attest:

- --------------------------------------
Title:

                                                                       EXHIBIT A

                             [FORM OF FACE OF LYON]

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF
PRINCIPAL AMOUNT OF THIS SECURITY IS $          , THE ISSUE DATE IS
                 , 1994, AND THE YIELD TO MATURITY IS   %.

                             TERRA INDUSTRIES INC.

                     LIQUID YIELD OPTION(TM) NOTE DUE 2009
                            (ZERO COUPON -- SENIOR)

No.
Issue Date:                                         , 1994    Cusip No.:
Issue Price:                                             $
Original Issue Discount:                                 $
(for each $1,000 Principal amount)

     TERRA INDUSTRIES INC., a Maryland corporation, promises to pay to
              , or registered assigns, the Principal Amount of
       on                  , 2009.

     This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security. All capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Indenture referred to on the other side of this Security.

     Additional provisions of this Security are set forth on the other side of this Security.

                                          TERRA INDUSTRIES INC.

                                          By:
                                            ------------------------------------
                                              Title:
ATTEST:

- --------------------------------------
(Seal)

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                                     ,

as Trustee, certifies that this Security is one of the Securities referred to in the within-mentioned Indenture.

By:
Authorized Signatory

Dated:

- ---------------

(TM) Trademark of Merrill Lynch & Co., Inc.

                         [FORM OF REVERSE SIDE OF LYON]

                      LIQUID YIELD OPTION(TM) NOTE DUE 2009
                            (ZERO COUPON -- SENIOR)

1. INTEREST

     This Security shall not bear interest, except that if the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of a Purchase Price or Change in Control Purchase Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Security) or if shares of Common Stock (or cash in lieu of such shares, including fractional shares) in respect of a conversion of this Security in accordance with the terms of Article 10 of the Indenture is not delivered when due, then in each such case
the overdue amount shall bear interest at the rate of      % per annum,
compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was originally due through the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

     Original Issue Discount (the difference between the Issue Price and the Principal Amount of the Security), in the period during which a Security remains
outstanding, shall accrue at   % per annum, on a semiannual bond equivalent
basis using a 360-day year composed of twelve 30-day months, commencing on the Issue Date of this Security.

2. METHOD OF PAYMENT

     Subject to the terms and conditions of the Indenture, Terra Industries Inc. (the "Company") will make payments in respect of the Securities to the persons who are registered Holders of Securities at the close of business on the Business Day immediately preceding the Redemption Date or Stated Maturity, as the case may be, or at the close of business on a Purchase Date, Change in Control Purchase Date or Conversion Date, as the case may be. Holders must surrender or arrange for book-entry transfer of Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of The United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3. PAYING AGENT, CONVERSION AGENT AND REGISTRAR

     Initially, NationsBank of Texas, N.A, as trustee (the "Trustee"), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar, without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4. INDENTURE

     The Company issued the Securities under an Indenture, dated as of
            , 1994 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein or on the face hereof and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

- ---------------

(TM) Trademark of Merrill Lynch & Co., Inc.

     The Securities are senior unsecured obligations of the Company limited to the aggregate Principal Amount specified in Section 2.02 of the Indenture (subject to Section 2.07 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5. REDEMPTION AT THE OPTION OF THE COMPANY

     No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Prices set forth below, provided that the
Securities are not redeemable prior to             , 1999.

     The table below shows the Redemption Prices of a Security per $1,000 Principal Amount at Stated Maturity on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated through each such date. The Redemption Price of a Security redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued from and including the next preceding date in the table through the Redemption Date.

                                                                         (2)
                                                                       ACCRUED       (3)
                                                          (1)          ORIGINAL      REDEMPTION
                                                         LYON       ISSUE DISCOUNT      PRICE
                    REDEMPTION DATE                   ISSUE PRICE       AT   %        (1) + (2)
    ------------------------------------------------  -----------   --------------   -----------
                , 1999..............................  $              $               $
                , 2000..............................
                , 2001..............................
                , 2002..............................
                , 2003..............................
                , 2004..............................
                , 2005..............................
                , 2006..............................
                , 2007..............................
                , 2008..............................
    At Stated Maturity..............................                                    1,000.00

6. PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER

     Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Purchase Dates and at the following Purchase Price per $1,000 Principal Amount at Stated Maturity of such Securities, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the Business Day prior to such Purchase Date and upon book-entry transfer of the Securities to the Paying Agent by the Holder as set forth in the Indenture. Such Purchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery or book-entry transfer of shares of Common Stock of the Company, or in any combination thereof.

                                 PURCHASE DATE                               PURCHASE PRICE
    -----------------------------------------------------------------------  --------------
              , 1999.......................................................   $
              , 2004.......................................................

     Subject to the terms and conditions of the Indenture, if any Change in
Control occurs on or prior to           , 1999, the Company shall, at the option
of the Holder, purchase all Securities held by such Holder for which a Change in Control Purchase Notice shall have been delivered as provided in the Indenture and not withdrawn, on the date that is 35 Business Days after the occurrence of such Change in Control, for a Change in Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount to the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash.

     Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     If cash (and/or securities if permitted under the Indenture) sufficient to pay the Purchase Price or Change in Control Purchase Price of all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, Original Issue Discount ceases to accrue on such Securities (or portions thereof) immediately after such date, and the Holders thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, upon surrender of such Security).

7. NOTICE OF REDEMPTION

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such date Original Issue Discount ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in integral multiples of $1,000 of Principal Amount.

8. CONVERSION

     Subject to the next two succeeding sentences, a Holder of a Security may convert it into Common Stock of the Company at any time before the close of
business on           , 2009 provided, however, that if a Security is called for redemption, the Holder may convert it at any time before the close of business on the Redemption Date. The number of shares of Common Stock to be delivered upon conversion of a Security into Common Stock per $1,000 of Principal Amount shall be equal to the Conversion Rate. The Holder's right to convert Securities into Common Stock is subject to the Company's right to elect to pay a Holder surrendering a Security pursuant to Article 10 of the Indenture an amount of cash as set fourth in the next succeeding sentence, in lieu of delivering such shares of Common Stock. The amount of cash to be paid per $1,000 of Principal Amount of a Security upon conversion of such Security shall be equal to the Sale Price of a share of Common Stock on the Trading Day immediately prior to the related Conversion Date multiplied by the Conversion Rate in effect on such Trading Day. A Security in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

     The initial Conversion Rate is   shares of Common Stock per $1,000
Principal Amount, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

     To convert a Security a Holder must (i) complete and manually sign a conversion notice and deliver such notice to the Conversion Agent (or the office or agency referred to in Section 4.05 of the Indenture) or, if applicable, complete and deliver to The Depository Trust Company ("DTC", which term includes any successor thereto) the appropriate instruction form for conversion pursuant to DTC's book entry conversion program, (ii) surrender the Security to a Conversion Agent by physical or book entry delivery (which is not necessary in the case of conversion pursuant to DTC's book entry conversion program), (iii) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (iv) pay any transfer or similar tax, if required. Upon completion of the procedures set forth in this paragraph, a Holder may not withdraw his conversion notice if the Company elects to pay cash in lieu of delivering Common Stock. Book entry delivery of a Security to the Conversion Agent may be made by any financial institution that is a participant in DTC; conversion through DTC's book entry conversion program is available for any Security that is held in an account maintained at DTC by any such participant.

     A Holder may convert a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Security, that portion of accrued Original Issue Discount attributable to the period from the Issue Date to the Conversion Date with respect to the converted Security shall not be canceled, extinguished or forfeited, but rather shall be deemed paid in full to the Holder thereof through the delivery of the Common Stock in exchange for the Security being converted pursuant to the terms hereof.

     The Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days at less than the Sale Price at the Time of Determination; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions). However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

     If the Company is a party to a consolidation, merger or binding share exchange of the type specified in the Indenture, or certain transfers of all or substantially all of its assets to another person, or in certain other circumstances described in the Indenture, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

9. CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION

     Any Securities called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders and to make payment for such Securities to the Trustee in trust for such Holders.

10. DENOMINATIONS; TRANSFER; EXCHANGE

     The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

11. PERSONS DEEMED OWNERS

     The registered Holder of this Security may be treated as the owner of this Security for all purposes.

12. UNCLAIMED MONEY OR SECURITIES

     The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such return, may at the expense of the Company cause to be published once in The Wall Street Journal or another newspaper of national circulation or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the

Company for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and the Paying Agent shall have no further liability with respect to such money or securities for that period commencing after the return thereof.

13. AMENDMENT; WAIVER

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to, among other things, cure any ambiguity, omission, defect or inconsistency, comply with Article 5 or Section 10.14 of the Indenture, provide for certificated Securities in addition to or in lieu of uncertificated Securities or make any change that does not adversely affect the rights of any Securityholder or comply with the TIA.

14. DEFAULTS AND REMEDIES

     Under the Indenture, an Event of Default occurs if (i) the Company Defaults in the payment of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise;
(ii) the Company fails to deliver Common Stock or pay cash in lieu thereof when such Common Stock is required to be delivered or paid, as the case may be, following conversion of a Security in accordance with Article 10 of the
Indenture: (iii) the Company fails to comply with any of its agreements in the Securities or the Indenture (other than those referred to in clause (i) or clause (ii) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default; (iv) a Default shall occur under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Consolidated Subsidiary in an aggregate principal amount exceeding $7,500,000, whether such indebtedness now exists or shall hereafter be created, which Default if not already matured at its final maturity in accordance with its terms, shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, such Default or acceleration having been rescinded or annulled or there having been deposited in trust a sum of money sufficient to discharge in full such indebtedness within a period of 30 days after receipt by the Company of a Notice of Default; or (v) certain events of bankruptcy or insolvency occur. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

     Securityholders may not enforce any remedy under the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) above or a Default in the delivery of shares of Common Stock (or cash in lieu thereof) specified in clause (ii) above) if it determines that withholding notice is in their interests.

15. TRUSTEE DEALINGS WITH THE COMPANY

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. NO RECOURSE AGAINST OTHERS

     A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. AUTHENTICATION

     This Security shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

18. ABBREVIATIONS

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors
Act).

19. GOVERNING LAW

     THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES.

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

- ------------------------------------------------------
      (Insert assignee's soc. sec. or tax ID no.)

- ------------------------------------------------------

- ------------------------------------------------------

- ------------------------------------------------------
 (Print or type assignee's name, address and zip code)

and irrevocably appoint               agent to transfer this Security on the
books of the Company. The agent may substitute another to act for him.

                               CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box:

                                      / /
To convert only part of this Security, state the Principal Amount to be converted (which must be $1,000 or an integral multiple of $1,000):
      ------------------------------------------------------

      :$                                                   :
      ------------------------------------------------------

If you want the stock certificate made out in another person's name, fill in the form below:

      ------------------------------------------------------

      :                                                    :
      ------------------------------------------------------
             (Insert person's soc. sec. or tax ID no.)

- ------------------------------------------------------

- ------------------------------------------------------

- ------------------------------------------------------

- ------------------------------------------------------
(Print or type other person's name, address and zip code)

- --------------------------------------------------------------------------------

Date:                                        Your Signature:                   *
     ------------------------------------                   ------------------

- --------------------------------------------------------------------------------
     (Sign exactly as your name appears on the other side of this Security)

- ---------------

* Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                              SIGNATURE GUARANTEE

Signature Guaranteed by:

- --------------------------------------

By:
- --------------------------------------